SUPPLEMENT TO VARIOUS STATEMENTS OF
ADDITIONAL INFORMATION
              SUPPLEMENT DATED OCTOBER 26, 2005
                           TO THE
            STATEMENTS OF ADDITIONAL INFORMATION
                           OF THE
                    FUNDS INDICATED BELOW

 The following supplements, and to the extent inconsistent therewith, supersedes certain disclosure in each of the Statements of Additional Information for the Funds listed below:

Legal Matters

 Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the Distributor) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the Advisers), substantially all of the mutual funds managed by the Advisers, including the Fund (the Funds), and directors or trustees of the Funds (collectively, the Defendants). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds' contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys' fees and litigation expenses.

 On December 15, 2004, a consolidated amended complaint
(the Complaint) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup Asset
Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

 Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

 As of the date of this supplement, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

 The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

                           * * * *

 Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against Citigroup Global Markets Inc. and Smith Barney Fund Management LLC (SBFM, collectively, the Defendants) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the Funds), rescission of the Funds' management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys' fees and litigation expenses.

 On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

 As of the date of this supplement, Citigroup Asset Management believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

SB ADJUSTABLE RATE INCOME FUND                 September 28, 2
                                             005
Smith Barney Shares


SMITH BARNEY AGGRESSIVE GROWTH                 December 29, 20
FUND INC.                                     04

SMITH BARNEY ALLOCATION SERIES INC.            May 31, 2005

BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO


SMITH BARNEY APPRECIATION FUND INC.            April 30, 2005


SMITH BARNEY ARIZONA MUNICIPALS                September 28,
FUND INC.                                     2005

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.   June 28, 2005


SMITH BARNEY CORE PLUS BOND FUND INC.          March 18, 2005


SMITH BARNEY EQUITY FUNDS                      May 31, 2005

SMITH BARNEY SOCIAL AWARENESS FUND


SMITH BARNEY FUNDAMENTAL VALUE                 January 28, 200
FUND INC.                                     5

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND              April 29, 2005

SMITH BARNEY SHORT-TERM INVESTMENT GRADE       April 29, 2005
BOND FUND
U.S. GOVERNMENT SECURITIES FUND                April 29, 2005

SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND          November 26, 20
                                             04

SB CONVERTIBLE FUND                            November 26,
                                             2004
Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME      November 26,
FUND                                          2004
SMITH BARNEY EXCHANGE RESERVE FUND             November 26,
                                             2004
SMITH BARNEY HIGH INCOME FUND                  November 26,
                                             2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND        November 26,
                                             2004
SB CAPITAL AND INCOME FUND                     April 29, 2005

Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND            November 26,
                                             2004

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT     September 28, 2
FUND INC.                                     005
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO


SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND        April 29, 2005

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND      August 29, 2005

SMITH BARNEY INVESTMENT GRADE BOND FUND        April 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL August 29, 2005 CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 29, 2005
BALANCED ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 29, 2005
GLOBAL ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 29, 2005
LARGE CAP GROWTH AND VALUE FUND

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL   August 29, 2005
CAP AND INTERNATIONAL FUND
SMITH BARNEY REAL RETURN STRATEGY FUND         November 8,
                                             2004
SMITH BARNEY SMALL CAP VALUE FUND              January 28,
                                             2005
SMITH BARNEY SMALL CAP GROWTH FUND             January 28,
                                             2005

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND                      February 25,
                                             2005
Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND                February 25,
                                             2005
SMITH BARNEY DIVIDEND STRATEGY FUND            February 25,
                                             2005

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY             March 28, 2005
CALIFORNIA MUNICIPALS FUND
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK    March 28, 2005
MUNICIPALS FUND
SMITH BARNEY LARGE CAPITALIZATION GROWTH       March 28, 2005
FUND
SMITH BARNEY MID CAP CORE FUND                 March 28, 2005

SMITH BARNEY CLASSIC VALUES FUND               March 28, 2005

SMITH BARNEY S&P 500 INDEX FUND                April 30, 2005

Smith Barney Shares

Citi Shares


SMITH BARNEY MANAGED MUNICIPALS FUND INC.      June 28, 2005


SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND     March 29, 2005


SMITH BARNEY MONEY FUNDS, INC.                 April 29, 2005

CASH PORTFOLIO

GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO              July 29, 2005

FLORIDA PORTFOLIO                              July 29, 2005

GEORGIA PORTFOLIO                              July 29, 2005

LIMITED TERM PORTFOLIO                         July 29, 2005

MASSACHUSETTS MONEY MARKET PORTFOLIO           July 29, 2005

NATIONAL PORTFOLIO                             July 29, 2005

NEW YORK MONEY MARKET PORTFOLIO                July 29, 2005

NEW YORK PORTFOLIO                             July 29, 2005

PENNSYLVANIA PORTFOLIO                         July 29, 2005


SMITH BARNEY MUNICIPAL MONEY MARKET FUND,      July 29, 2005
INC.

SMITH BARNEY NEW JERSEY MUNICIPALS FUND,       July 29, 2005
INC.

SMITH BARNEY OREGON MUNICIPALS FUND            August 28, 2005


SMITH BARNEY SECTOR SERIES FUND INC.           February 25, 20
                                             05
SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND


SMITH BARNEY SMALL CAP CORE FUND, INC.         April 29, 2005


SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH      February 25,
FUND                                          2005
SMITH BARNEY INTERNATIONAL LARGE CAP FUND      April 29, 2005

SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES    February 25,
FUND                                          2005
SMITH BARNEY CAPITAL PRESERVATION FUND         February 25, 20
                                             05
SMITH BARNEY CAPITAL PRESERVATION FUND II      February 25,
                                             2005
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME   February 25, 20
FUND                                          05

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND         February 28,
                                             2005
INTERNATIONAL ALL CAP GROWTH PORTFOLIO         February 28, 20
                                             05




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